UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant   ☒

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☐           Definitive Proxy Statement

☐           Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

DWS GLOBAL COMMODITIES STOCK FUND, INC.
(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT LLC
WESTERN INVESTMENT HEDGED PARTNERS L.P.
WESTERN INVESTMENT ACTIVISM PARTNERS LLC
WESTERN INVESTMENT TOTAL RETURN PARTNERS L.P.
ARTHUR D. LIPSON
BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.
BENCHMARK PLUS MANAGEMENT, L.L.C.
SCOTT FRANZBLAU
ROBERT FERGUSON
WILLIAM J. ROBERTS
GARY G. SCHLARBAUM
ROBERT A. WOOD

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Western Investment LLC (“Western Investment”), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of four nominees as directors at the 2008 annual meeting of stockholders (the “Annual Meeting”) of DWS Global Commodities Stock Fund, Inc. (the “Fund”).  Western Investment has not yet filed a proxy statement with the SEC with regard to the Annual Meeting.

Item 1: On July 18, 2008, Western Investment issued the following press release and posted the press release on www.valueforum.com.  Western Investment may in the future make such information available to stockholders at www.fixmyfund.com.

PRESS RELEASE

DWS GLOBAL COMMODITIES STOCK FUND, INC. (NYSE:GCS) TENDER OFFER OVERSUBSCRIBED BY AN OVERWHELMING NUMBER OF SHAREHOLDERS

Demonstrates Support For Western Investment’s Calls For Immediate Action By GCS Board to Reduce NAV Discount

New York, NY – July 18, 2008 – DWS Global Commodities Stock Fund, Inc. (NYSE:GCS) recently announced that its tender offer to purchase up to 5% of its outstanding shares at 98% of net asset value had been oversubscribed by an overwhelming number of shareholders.  The tender offer was the sixth and final in GCS’s program of tender offers for GCS’s common stock, which have taken place for six consecutive semi-annual periods, beginning December 2005.  The investment manager of GCS is Deutsche Investment Management Americas Inc., an indirect, wholly owned subsidiary of Deutsche Bank AG (NYSE: DB).

Art Lipson, the managing member of Western Investment LLC (“Western Investment”), commenting on the results of the tender offer stated, “We are not surprised that shareholders tendered over 62.5% of the shares outstanding, the most of any of GCS’s six tender offers.  It is clear that a considerable majority of shareholders agree with Western Investment that immediate action needs to be taken to address GCS’s excessive and persistent discount to net asset value.  Shareholders are not content with the status quo.  Management and the Board must realize they have a responsibility to listen to shareholders, the true owners of GCS, and consider all actions to reduce the NAV discount, including, among other things, converting to an exchange-traded fund or exchange-traded note, or as a last resort, open-ending or liquidating GCS.”

Mr. Lipson continued, “If management and the Board act in a responsible manner to address the issues facing GCS, Western Investment will work together with them.  However, as we have previously stated, if they do not act promptly to increase shareholder value, Western Investment will consider all options including electing new directors more responsive to shareholders or replacing the investment manager.”

Western Investment, together with its affiliates, is the largest shareholder of GCS, beneficially owning approximately 9.7% of GCS.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Western Investment LLC (“Western Investment”), together with the other Participants (as defined below) named herein, intend to make a preliminary filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement and accompanying proxy card to be used to solicit votes for the election of its slate of nominees at the 2008 annual meeting of shareholders of DWS Global Commodities Stock Fund, Inc., a Maryland corporation (the “Fund”).

WESTERN INVESTMENT STRONGLY ADVISES ALL STOCKHOLDERS OF THE FUND TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF DEFINITIVE PROXY MATERIALS, WITHOUT CHARGE, UPON REQUEST.

The participants in the solicitation are anticipated to be Western Investment, a Delaware limited liability company, Western Investment Hedged Partners L.P., a Delaware limited partnership (“WIHP”), Western Investment Activism Partners LLC, a Delaware limited liability company (“WIAP”), Western Investment Total Return Partners L.P., a Delaware limited partnership (“WITRP”), Arthur D. Lipson (“Mr. Lipson,” and together with Western Investment, WIHP, WIAP and WITRP, the “Western Entities”), Benchmark Plus Institutional Partners, L.L.C., a Delaware limited liability company (“BPIP”), Benchmark Plus Management, L.L.C., a Delaware limited liability company (“BPM”), Scott Franzblau (“Mr. Franzblau”), Robert Ferguson (“Mr. Ferguson,” and together with BPIP, BPM and Mr. Franzblau, the “Benchmark Entities”), William J. Roberts (“Mr. Roberts”), Gary G. Schlarbaum (“Mr. Schlarbaum”) and Robert A. Wood (“Professor Wood,” and collectively with the Western Entities, the Benchmark Entities, Mr. Roberts and Mr. Schlarbaum, the “Participants”).

As of the close of business on July 17, 2008, WIHP, WIAP and WITRP beneficially owned 465,864, 607,267 and 629,879 Shares, respectively.  As the managing member of WIAP and the general partner of each of WIHP and WITRP, Western Investment may be deemed to beneficially own the 1,703,010 Shares owned in the aggregate by WIHP, WIAP and WITRP, in addition to the 1,237.24 Shares it holds directly.  As the managing member of Western Investment, Mr. Lipson may be deemed to beneficially own the 1,704,247.24 Shares beneficially owned by Western Investment.  As members of a group for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, the Western Entities may be deemed to beneficially own the 256,800 Shares owned by the other Participants.  The Western Entities disclaim beneficial ownership of such Shares.

As of close of business on July 17, 2008, each of WIHP, WITRP and Western Investment Total Return Fund Ltd. (“WITRL”), a Cayman Islands corporation of which Western Investment serves as the investment manager with sole investment power, was a party to certain equity swap arrangements (the “Swap Arrangements”) with a financial institution (the “Bank”) as the counterparty.  Pursuant to these Swap Arrangements, each of WIHP, WITRP and WITRL is obligated to pay to the Bank the equity notional amount on a total of 167,400, 10,000 and 182,300 Shares, respectively, subject to the Swap Arrangements (the “Reference Shares”) as of the beginning of the valuation period (which resets monthly), plus interest.  At the termination of the Swap Arrangements, the Bank is obligated to pay to each of WIHP, WITRP and WITRL the market value of their respective interest in the Reference Shares as of the end of the valuation period.  Any dividends received by the Bank on the Reference Shares during the term of the Swap Arrangements will be paid to WIHP, WITRP and WITRL.  All balances will be cash settled and there will be no transfer to WIHP, WITRP or WITRL of voting or dispositive power over the Reference Shares.  The Swap Arrangements expire on May 5, 2009.  Each of the Participants disclaims beneficial ownership of the Reference Shares except to the extent of his or its pecuniary interest therein.  The Reference Shares are not included as part of the totals, with respect to Shares, disclosed herein by the Participants.

As of the close of business on July 17, 2008, BPIP beneficially owned 256,800 Shares.  As the managing member of BPIP, BPM may be deemed to beneficially own the 256,800 Shares owned by BPIP.  As managing members of BPM, Messrs. Franzblau and Ferguson may be deemed to beneficially own the 256,800 Shares beneficially owned by BPM.  As members of a group for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, the Benchmark Entities may be deemed to beneficially own the 1,704,247.24 Shares owned by the other Participants.  The Benchmark Entities disclaim beneficial ownership of such Shares.

Mr. Roberts does not directly own any Shares.  As a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, Mr. Roberts may be deemed to beneficially own the 1,961,047.24 Shares beneficially owned in the aggregate by the other Participants.  Mr. Roberts disclaims beneficial ownership of such Shares.

Mr. Schlarbaum does not directly own any Shares.  As a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, Mr. Schlarbaum may be deemed to beneficially own the 1,961,047.24 Shares beneficially owned in the aggregate by the other Participants.  Mr. Schlarbaum disclaims beneficial ownership of such Shares.

Professor Wood does not directly own any Shares.  As a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, Professor Wood may be deemed to beneficially own the 1,961,047.24 Shares beneficially owned in the aggregate by the other Participants.  Professor Wood disclaims beneficial ownership of such Shares.